UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2008

PANTERA PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52506
(Commission File Number)

98-0440762
(IRS Employer Identification No.)

111 Congress Avenue, Suite 400, Austin, TX 78701
(Address of principal executive offices and Zip Code)

512.391.3868
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Pantera Petroleum Inc. Unless otherwise specified, all dollar amounts are expressed in United States dollars.

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2008, we entered into an equity financing agreement with FTS Financial Investments Ltd., a corporation organized under the laws of Switzerland, whereby we, at our sole and exclusive option, may issue and sell to FTS Financial Investments and FTS Financial Investments agreed to irrevocably purchase from our company, shares of our common stock for an aggregate purchase price of up to $10,000,000, at a price of $1.00 per share. If and when we elect to issue and sell shares of our common stock to FTS Financial Investments pursuant to the agreement, we are required to deliver to FTS Financial Investments, among other things, a draw down notice in a prescribed form.

Pursuant to the agreement, we, among other things, agreed to:

2

(a)	reserve an aggregate of 10,000,000 shares of our common stock which may be issued to FTS Financial Investments pursuant to the agreement,

(b)

issue one non-transferable common share purchase warrant to FTS Financial Investments for each share of our common stock issued to FTS Financial Investment pursuant to the agreement, with each warrant permitting the purchase of one share of our common stock, for a period of three years following the issuance of such warrants at the following exercise prices:

	(i)	$1.50 per share if exercised within the first year of issuance,

	(ii)	$2.00 per share if exercised within the second year of issuance, and

	(iii)	$2.50 per share if exercised within the third year of issuance.

If and when any shares of our common stock are issued and sold to FTS Financial Investments, such shares will be issued and sold on a private placement basis in an offshore transaction with a non-U.S. Person (as that term is defined in Rule 902 of Regulation S under the Securities Act of 1933, as amended) in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. Accordingly, if and when any warrants are issued to FTS Financial Investments, such warrants will be issued in an offshore transaction with a non-U.S. Person (as that term is defined in Rule 902 of Regulation S under the Securities Act of 1933, as amended) in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

The agreement expires on the earliest to occur of: (a) the date on which FTS Financial Investments has purchased shares of our common stock for an aggregate purchase price of $10,000,000; (b) the date of termination of the agreement in accordance with the terms of the agreement; or (c) the date that is 24 months from the date of the agreement.

Please review the agreement, attached hereto as Exhibit 10.1, for a complete description of all of the terms and conditions of the agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Equity Financing Agreement dated February 12, 2008 between Pantera Petroleum Inc. and FTS Financial Investments Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANTERA PETROLEUM INC.

/s/ Chris Metcalf
Chris Metcalf
Chief Executive Officer,
President and Director

Date: February 15, 2008